Exhibit 10.3

September 26, 2007

Progressive Gaming International Corporation

920 Pilot Road

Las Vegas, NV 89119

Attn: Chief Financial Officer

Re:	Amendment, Consent, and Waiver

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Financing Agreement dated as of August 4, 2006 among PROGRESSIVE GAMING INTERNATIONAL CORPORATION, a Nevada corporation (“Borrower”), each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages thereto (each a “Guarantor” and collectively, jointly and severally, the “Guarantors”), the Lenders from time to time party thereto (“Lenders”), ABLECO FINANCE LLC, a Delaware limited liability company (“Ableco”), as collateral agent for the Lenders (in such capacity, together with any successor collateral agent, the “Collateral Agent”), and Ableco, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Financing Agreement.

The Borrower has requested that the Agents and Lenders:

(i) consent to the sale, license or other disposition by the Loan Parties of substantially all of their assets related to their Table Games (as defined below) business (including the business relating to the design, development, manufacture, packaging, marketing, distributing and selling Table Games) to Shuffle Master, Inc., a Minnesota corporation and its Affiliates and Subsidiaries (collectively, the “Purchaser”), on the terms and conditions set forth in a certain Purchase Agreement dated as of September 26, 2007 (the “Shuffle Master APA”), which is attached hereto as Exhibit A, by and between, on the one hand, the Borrower and Progressive Games, Inc., a Delaware corporation and each of their respective Affiliates and Subsidiaries (individually and collectively, the “Seller”) and, on the other hand, the Purchaser and the related documents also attached hereto as Exhibit A (such documents, together with the Shuffle Master APA, the “Acquisition Documents”) (the “Asset Sale”) (as used herein, “Table Game” means any table game (live or otherwise and in any format) and/or electronic methods of playing or simulating any game, as well as pay tables and methods of play (whether proprietary or in the public domain) for any game, including the Borrower’s Non-CJS progressive gaming systems historically referred to as “Aquarius Controllers” and “Game Manager” and all intellectual property related thereto, but excluding the Borrower’s CasinoLink and/or CJS progressive systems for use with any gaming device);

(ii) permit the Loan Parties to use a portion of the Net Cash Proceeds of the Asset Sale to prepay a portion of the Indebtedness represented by the Senior Secured Notes or for general working capital purposes in accordance with the terms and conditions of this letter agreement; and

(iii) waive compliance by the Loan Parties with the financial covenants set forth in Sections 7.03(a), (b), (c), and (e) of the Financing Agreement (the “Specified Financial Covenants”) solely for the Borrower’s fiscal quarters ending September 30, 2007 and December 31, 2007 (such fiscal quarters, the “Specified Periods”).

The Borrower has further requested, and the Agents and Lenders have agreed, to make certain amendments to the Financing Agreement in accordance with the terms and conditions of this letter agreement.

1. Amendments to the Financing Agreement.

(a) Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions in proper alphabetical order:

““Progressive License” has the meaning set forth in the Shuffle Master APA.”

““Shuffle Master APA” means that certain Purchase Agreement dated as of September 26, 2007 by and between, on the one hand, the Borrower and Progressive Games, Inc., a Delaware corporation and each of their respective Affiliates and Subsidiaries and, on the other hand, Shuffle Master, Inc., a Minnesota corporation and its Affiliates and Subsidiaries.

““Technology License” has the meaning set forth in the Shuffle Master APA.”

(b) Section 7.02(m) of the Financing Agreement is hereby amended by (i) deleting the “or” before clause (iv) thereof, and (ii) adding the following before the period at the end thereof:

“, or (v) amend, modify or otherwise change the Shuffle Master APA, the Progressive License or the Technology License, in each case other than any amendment, modification or change that is not materially adverse to the Agents, the Lenders or the Loan Parties.”

(c) Section 7.03 of the Financing Agreement is hereby amended by adding the following new clause (f) at the end thereof:

“(f) Quarterly Adjusted Pro Forma EBITDA. Permit Adjusted Pro Forma EBITDA of the Borrower and its Subsidiaries for the fiscal quarter ending on December 31, 2007 to be less than $1,000,000.”

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(d) Section 7.03(d) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Qualified Cash. Permit Availability plus Qualified Cash of the Borrower and its Subsidiaries to be less than $6,000,000 as of any date of determination.”

2. Consents and Waivers.

(a) Upon the effectiveness of this letter agreement, and anything to the contrary contained in the Financing Agreement notwithstanding (including in Section 7.02(c) of the Financing Agreement), the Agents and Lenders hereby consent to the consummation of the Asset Sale. The Borrower, each Agent, and each Lender hereby agree that, anything to the contrary contained in the Financing Agreement notwithstanding (including in Section 2.05(c)(v) of the Financing Agreement), (i) the Net Cash Proceeds of the Cash Purchase Price (as defined in the Shuffle Master APA) shall be used to immediately prepay the outstanding principal amount of the Revolving Loans (without a commensurate permanent reduction of the Total Revolving Credit Commitment in an equivalent amount) to the extent that the outstanding principal amount of the Revolving Loans exceeds $10,000,000, and (ii) with respect to the remaining Net Cash Proceeds of the Cash Purchase Price (after giving effect to the prepayment in the foregoing clause (i)) (the “Remaining Net Cash Proceeds”), each Agent and each Lender hereby waive the requirement that the Remaining Net Cash Proceeds be used by the Borrower to prepay the Revolving Loans. The Borrower, each Agent, and each Lender hereby further agree that, anything to the contrary contained in the Financing Agreement notwithstanding (including in Section 2.05(c)(v) or 2.05(c)(vii) of the Financing Agreement) (A) 100% of the Net Cash Proceeds of any Contingent Purchase Price Payments (as defined in the Shuffle Master APA) shall be used to prepay the outstanding principal amount of the Revolving Loans (without a commensurate permanent reduction of the Total Revolving Credit Commitment in an equivalent amount), and (B) 100% of any indemnity payments made to the Loan Parties in connection with the Asset Sale, any purchase price adjustment received by the Loan Parties in connection with the Asset Sale, or any amounts received from escrow arrangements in connection with the Asset Sale (in each case, net of any reasonable expenses (including reasonable attorneys fees and costs and other litigation expenses) incurred in collecting such amounts) shall be used to prepay the outstanding principal amount of the Revolving Loans (without a commensurate permanent reduction of the Total Revolving Credit Commitment in an equivalent amount).

(b) Anything to the contrary contained in the Financing Agreement notwithstanding (including in Section 2.05(e) of the Financing Agreement), any prepayment of the Revolving Loans without a commensurate permanent reduction of the Total Revolving Credit Agreement pursuant to clause (a) of this letter agreement shall be without premium or penalty (including the Applicable Prepayment Premium).

(c) Upon the effectiveness of this letter agreement, and anything to the contrary contained in the Financing Agreement notwithstanding (including in Sections 2.05(c)(v) and 7.02(m) of the Financing Agreement), each Agent and each Lender consent to the prepayment (whether by redemption or otherwise) of some or all of the Indebtedness represented by the

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Senior Secured Notes on or before December 31, 2007 so long as (i) Qualified Cash of the Borrower and its Subsidiaries is greater than $10,000,000 both immediately before and after giving effect to such prepayment and after giving effect to any amount required to be paid (or to be required to be paid) by the Borrower to Purchaser pursuant to Sections 2.3(b)(iii) and 2.3(b)(iv) of the Shuffle Master APA, and (ii) no Default or Event of Default shall have occurred and be continuing or would result from such prepayment.

(d) Upon the effectiveness of this letter agreement, each Agent and each Lender hereby waive the Loan Parties’ compliance with the Specified Financial Covenants for the Specified Periods.

(e) Upon the effectiveness of this letter agreement, the Borrower’s license of (i) the Licensed Patents (as defined in the Shuffle Master APA as of the date hereof) pursuant to the Progressive License, and (ii) certain intellectual property pursuant to the Technology License, shall constitute a “Permitted Lien” under the Financing Agreement.

3. Conditions Precedent to Letter Agreement. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this letter agreement and each and every provision hereof:

(a) the Agents shall have received counterparts of this letter agreement duly executed by the Loan Parties and each Lender;

(b) the representations and warranties in this letter agreement, the Financing Agreement as amended by this letter agreement, and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(c) the Agents shall have received copies of each of the Acquisition Documents, in form and substance reasonably satisfactory to the Agents, together with a certificate of the Secretary of the Borrower certifying each such document as being a true, correct, and complete copy thereof;

(d) the Agents shall have received evidence reasonably satisfactory to them (including a certificate of the Secretary of the Borrower) that all (i) conditions precedent to the consummation of the Asset Sale have been satisfied, and (ii) all material consents, approvals, authorizations, licenses, permits, entitlements and accreditations required in connection with the Asset Sale have been obtained;

(e) after giving effect to this letter agreement, no Event of Default or event that, with the giving of notice or passage of time, would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein; and

(f) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Loan Parties or any Agent or Lender.

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4. Miscellaneous.

(a) Each Loan Party hereby represents and warrants that (i) the execution, delivery, and performance of this letter agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter, bylaws or other organizational documents, or of any material contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (ii) the representations and warranties in the Financing Agreement and the other Loan Documents are true and correct in all respects on and as of the date hereof, as though made on such date, (iii) after giving effect to this letter agreement, no Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this letter agreement, (iv) after giving effect to the Asset Sale (including, without limitation, the licenses described in Section 2(e) hereof), such Loan Party will own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations, non-governmental licenses and permits and other intellectual property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, and (v) other than certain intellectual property rights retained by the Borrower to facilitate the operation of the Table Games business being sold by the Borrower to the Purchaser, the Licensed Patents (as defined in the Shuffle Master APA) and the intellectual property licensed pursuant to the Technology License are used solely in the Borrower’s Table Games business.

(b) The amendments, consents and waivers herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents and, except as expressly set forth herein, shall not operate as an amendment, consent or waiver of any right, power or remedy of Agents and the Lenders, nor as a consent to or waiver of any further or other matter, under the Loan Documents.

(c) This letter agreement is a “Loan Document” under the Financing Agreement and, after the date hereof, any reference to “the Agreement” or “the Financing Agreement” in the Financing Agreement or any other Loan Document shall mean the Financing Agreement as modified hereby. This letter agreement reflects the entire understanding of the parties with respect to the matters contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

(d) This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall be deemed to constitute but one and the same agreement. Delivery of an executed counterpart of this letter agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed

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counterpart of this letter agreement. Any party delivering an executed counterpart of this letter agreement by facsimile or electronic mail also shall deliver an original executed counterpart of this letter agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this letter agreement.

(e) This letter agreement shall be determined under, governed by and construed in accordance with the laws of the State of New York.

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Very truly yours,

AGENTS AND LENDERS:	ABLECO FINANCE LLC, as Administrative Agent, Collateral Agent and on behalf of itself and its affiliate assigns as Lenders

	By:	/s/ Alexander J. Ornstein
	Name:	Alexander J. Ornstein
	Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT, CONSENT AND WAIVER]

BORROWER:	PROGRESSIVE GAMING INTERNATIONAL CORPORATION

	By:	/s/ Heather A. Rollo
	Name:	Heather A. Rollo
Title:

GUARANTORS:	MIKOHN NEVADA

	By:	/s/ Heather A. Rollo
	Name:	Heather A. Rollo
Title:

MGC, INC.

	By:	/s/ Heather A. Rollo
	Name:	Heather A. Rollo
Title:

MIKOHN INTERNATIONAL, INC.

	By:	/s/ Heather A. Rollo
	Name:	Heather A. Rollo
Title:

PROGRESSIVE GAMES, INC.

	By:	/s/ Heather A. Rollo
	Name:	Heather A. Rollo
Title:

VIKING MERGER SUBSIDIARY, LLC

	By:	/s/ Heather A. Rollo
	Name:	Heather A. Rollo
Title:

[SIGNATURE PAGE TO AMENDMENT, CONSENT AND WAIVER]

PRIMELINE GAMING TECHNOLOGIES, INC.

By:	/s/ Heather A. Rollo
Name:	Heather A. Rollo
Title:

GAMES OF NEVADA, INC.

By:	/s/ Heather A. Rollo
Name:	Heather A. Rollo
Title:

[SIGNATURE PAGE TO AMENDMENT, CONSENT AND WAIVER]

Exhibit A

Acquisition Documents